Exhibit 10.1

 AMENDMENT NUMBER SIX TO BUSINESS FINANCING AGREEMENT
AND FORBEARANCE AGREEMENT

This AMENDMENT NUMBER SIX TO BUSINESS FINANCING AGREEMENT AND FORBEARANCE AGREEMENT (this “Amendment”), dated as of June 3, 2016, is entered into by and among WESTERN ALLIANCE BANK, an Arizona corporation, as successor in interest to BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), on the one hand, and SYSOREX USA, a California corporation (“Sysorex”), SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation (“SGSI”), and SYSOREX GLOBAL, a Nevada corporation (“Parent”), (Sysorex, SGSI, and Parent are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), on the other hand, with reference to the following facts:

A. Borrowers and Lender previously entered into that certain Business Financing Agreement, dated as of March 15, 2013, as amended by that certain Amendment Number One to Business Financing Agreement, Waiver of Defaults and Consent, dated as of August 29, 2013, that certain Amendment Number Two to Business Financing Agreement, Waiver and Consent, dated as of May 13, 2014 to be effective as of April 16, 2014, that certain Amendment Number Three to Business Financing Agreement and Waiver of Defaults, dated as of December 31, 2014, that certain Amendment Number Four to Business Financing Agreement dated as of April 29, 2015, that certain Amendment Number Five to Business Financing Agreement dated as of October 7, 2015, and that certain Amendment and Waiver of Non-Compliance under Business Financing Agreement dated March 25,2016 (as so amended, the “Agreement”).

B. Borrowers are in default of (i) Section 4.12(a) of the Agreement for failing to maintain unrestricted cash balances at Lender at all times in an amount not less than $1,000,000, and (ii) Section 1.11 of the Agreement for failing to pay down outstanding Overadvances (the “Existing Defaults”).

C. Borrowers have requested that Lender forbear from exercising its rights and remedies with respect to the Existing Defaults.

D. Lender is willing to forbear from exercising its rights and remedies with respect to the Existing Defaults for a limited period of time, subject to the terms and conditions set forth herein.

E. Borrowers have also requested that Lender make certain other changes to the Agreement, and Lender has agreed with such requests, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, Lender and Borrowers hereby agree as follows:

1.             Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2.             Acknowledgment of Existing Defaults. Borrowers hereby acknowledge and agree that the Existing Defaults have occurred and are continuing. Borrowers hereby waive the right to contest the occurrence, existence, accuracy, or materiality of the Existing Defaults.

3.             Amendment to Section 1.15. Section 1.15 of the Agreement is hereby amended in its entirety as follows:

1.15        Mandatory Paydown of Term Advance B. Borrowers agree to pay to Lender the outstanding principal amount of Term Advance B on June 30, 2016 (the “Paydown Date”).

4.             Amendment to Section 2.2. A new clause (i) is hereby added at the end of Section 2.2 as follows:

(i)             Fee in lieu of Warrant. On the Paydown Date, Borrowers shall pay a fee (the “Fee in lieu”) to Lender in lieu of issuing share warrants to Lender, in the amount of (1) $80,000, if the Advances for Certain Foreign Receivables (the “Foreign Receivables Advances”) are paid off on or before June 5, 2016, or (2) $125,000, if the outstanding Foreign Receivables Advances are not paid off by June 5, 2016.

5.             Amendments to Section 4.8. Section 4.8(h) and (i) are hereby amended in their entirety as follows:

(h) Within 10 days after the 15th and last day of each calendar month, a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof as of the 15th and last day of the calendar month.

(i)             Within 10 days after the 15th and last day of each calendar month, a detailed aging of each Borrower’s receivables by invoice or a summary aging by account debtor, together with payable aging, inventory analysis, cash receipts journal, sales journal, and such other matters as Lender may request.

6.             Amendment to Section 4.12. Section 4.12 is hereby amended in its entirety as follows:

4.12 Maintain in accordance with GAAP and consistent with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing June 30, 2016, and as of the end of each month thereafter, an Asset Coverage Ratio of not less than 1.25 to 1.00.

7.             Amendments to Section 12.1.

(a)           The following definitions set forth in Section 12.1 of the Agreement are hereby amended in their entirety as follows:

“Advance Rate” means (a) 85% at all times when Dilution is less than 2%, (b) 80% at all other times (except in the case of either (a) or (b) with respect to the Account Debtor of Certain Foreign Receivables, in which case the Advance Rate shall be 50%), or such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrowers.

“Asset Coverage Ratio” means Borrowers’ and Parent’s daily combined unrestricted cash and cash equivalents maintained with Lender in an amount not less than $1,000,000, plus Eligible Receivables per the most recent borrowing base certificate delivered to Lender, divided by the total amount of the Obligations.

(b)           Clause (3) of paragraph (i) of the defined term “Eligible Receivable” is hereby amended in its entirety as follows:

(3) any person or entity located in a foreign country unless (A) the Receivable is supported by an irrevocable letter of credit issued by a bank acceptable to Lender, and (B) if requested by Lender, the original of such letter of credit and/or any usance drafts drawn under such letter of credit and accepted by the issuing or confirming bank have been delivered to Lender (provided that Certain Foreign Receivables shall not be included in the Borrowing Base after June 5, 2016, without Lender’s consent first had and obtained);

(c)           The following new definitions are hereby added to Section 12.1 of the Agreement in alphabetical order as follows:

“Certain Foreign Receivables” means Receivables due from Invoice Number 2016-0749.

“Existing Defaults” has the meaning given to such term in the Sixth Amendment.

“Fee in lieu” has the meaning given to such term in Section 2.2(i) of this Agreement.

“Forbearance Maturity Date” means June 30, 2016.

“Forbearance Period” means the period of time commencing on the date of effectiveness of the Sixth Amendment and continuing thereafter until the earlier of (i) the Forbearance Maturity Date or (ii) the occurrence of any Forbearance Termination Event.

“Forbearance Termination Event” means the occurrence of any Default or Event of Default (other than the Existing Defaults).

“Paydown Date” has the meaning given to such term in Section 1.15 of this Agreement.

“Sixth Amendment” means that certain Amendment Number Six to Business Financing Agreement and Forbearance Agreement, dated as of June 3, 2016, between Lender and Borrowers, amending this Agreement.

8.             Replacement Exhibit A. Exhibit A attached to the Agreement is hereby replaced with Exhibit A attached to this Amendment.

9.             Limited Forbearance.

(a)           Subject to the terms and conditions of this Amendment, Lender agrees to forbear from the exercise of its rights and remedies under the Agreement and the Loan Documents that arise solely from the occurrence and/or continuation of the Existing Defaults until the expiration of the Forbearance Period. THE FORBEARANCE GRANTED HEREIN IS A CONDITIONAL, LIMITED, TEMPORARY FORBEARANCE RELATING SOLELY TO THE EXISTING DEFAULTS AND SHALL BE IN EFFECT ONLY UNTIL THE EXPIRATION OF THE FORBEARANCE PERIOD. BORROWERS UNDERSTAND AND ACKNOWLEDGE THAT (i) THE FORBEARANCE GRANTED HEREIN DOES NOT CONSTITUTE A WAIVER OF ANY TERM, PROVISION, OR CONDITION OF THE AGREEMENT, AND THE AGREEMENT REMAINS IN FULL FORCE AND EFFECT AND IS HEREBY RATIFIED AND CONFIRMED, AND (ii) BORROWERS ARE OBLIGATED TO COMPLY WITH EACH AND EVERY TERM, PROVISION, AND CONDITION (INCLUDING CONDITIONS OF LENDING) OF THE AGREEMENT, NOTWITHSTANDING THIS FORBEARANCE.

(b)           Nothing set forth herein shall be considered as a waiver by Lender of the Existing Defaults (which Events of Default Lender will suffer to exist only upon the terms set forth in this Amendment) or of any other Event of Default or Default which may have occurred or which may be disclosed to or be discovered by Lender prior to the date of this Amendment. Subject to the following sentence, immediately following the expiration of the Forbearance Period, at Lender's election and without notice to Borrower, Lender may enforce any or all of its rights and remedies under the Agreement and the other Loan Documents, at law, or in equity.

(c)           Borrowers shall continue to pay default interest in accordance with the Agreement as a result of the Existing Defaults.

(d)           Borrowers shall notify Lender within one business day following its obtaining notice or knowledge of the occurrence of any Forbearance Termination Event.

(e)           If, and only if, on or before the Forbearance Maturity Date Borrowers shall have met the conditions in Sections 1.15 of the Agreement, and no Forbearance Termination Event shall have occurred and be continuing, Lender agrees to waive the Existing Defaults.

10.          Loan Documents Confirmation; Ratification of Lender's Security Interest; Etc. Borrowers hereby ratify, confirm, and reaffirm:

(a)           The validity and effectiveness of the Agreement and the other Loan Documents in light of the terms and provisions of this Amendment. This acknowledgment and confirmation shall in no way be deemed to constitute a requirement or admission by Lender that any such acknowledgment or confirmation is required to maintain the effectiveness of the Agreement and the other Loan Documents, no such acknowledgment and confirmation being so required. The Agreement and the other Loan Documents as modified hereby shall remain in full force and effect;

(b)           Lender's perfected security interest in the property pledged as collateral by Borrower pursuant to the Loan Documents;

(c)           Borrowers’ obligations, liabilities, and duties under the Agreement and the other Loan Documents are absolute and unconditional and are not subject to any present defenses, setoffs, claims, or counterclaims, and any such present defenses, setoffs, claims, and counterclaims are hereby expressly waived by Borrowers;

(d)           Lender has at no time directed or participated in any aspect of the management of Borrowers or the conduct of Borrowers’ business; Borrowers have made all of their business decisions independently of Lender, and Lender has limited its actions to those solely of a lender of money; and notwithstanding any other provision of this Amendment, the Agreement, the Loan Documents, or any other contract or instrument between Borrowers and Lender: (i) the relationship between Lender and Borrowers shall be limited to the relationship of a lender to a borrower in a commercial loan transaction; (ii) Lender shall not be construed as a partner, joint venturer, alter-ego, manager, controlling person, or other business associate or participant of any kind of Borrowers, and Lender does not intend to assume any such status at any time; (iii) Lender has not engaged in any activities in connection with the Agreement and/or the Loan Documents which are outside the scope of the activities of a lender of money within the meaning of Section 3434 of the California Civil Code or any similar law, and Lender does not intend to assume at any time any responsibility to any person in connection with any activities of or services rendered by Borrowers; and (iv) Lender shall not be deemed responsible for (or a participant in) any acts, omissions, or decisions of Borrowers;

(e)           Neither the requirements of good faith and fair dealing nor any other theory, concept, or argument shall require Lender (i) to impart upon Borrowers any further or greater benefits, (ii) to suffer any prejudice or impairment of any kind whatsoever, (iii) to suffer or permit any loss of or to the collateral or any of Lender's rights, remedies, and interests, or (iv) to tolerate any noncompliance with this Amendment, the Agreement or the Loan Documents, because Lender has bargained for and given valuable consideration for this Amendment and its creation of express, explicit, and objective limits of what benefits Lender is willing to provide to Borrowers, and what, in return, Borrowers are required to provide to Lender; and

(f)            This Amendment, the Agreement and the Loan Documents provide a clear statement of Lender's requirements and obligations and creates an agreed upon standard of performance that Lender is entitled to rely upon in exercising and enforcing its remedies under the Agreement and the Loan Documents.

11.          Tolling of Statute of Limitations.

(a)           Any and all statutes of limitations applicable to any and all rights, causes of action, claims and remedies, or equitable claim or laches, which Lender has or might have against Borrowers arising out of or relating to the circumstances and events described in the recitals shall be and hereby are tolled and suspended effective at all times on and after the date of this Amendment.

(b)           Except for the tolling of the statute of limitations applicable to Lender's rights, causes of action, claims and remedies against each other party set forth above, nothing in this Section 11 is intended to modify or amend the obligations of Borrowers to Lender, or to be any waiver, estoppel or election as to any right, claim, defense or objection of any Lender. Any and all substantive rights of Lender are hereby expressly preserved.

(c)           It is expressly understood and agreed that nothing in this Section 11 shall operate or be construed to defeat or diminish Lender's right to file actions or assess claims against Borrowers (in conformance with the terms of this Amendment), without prior verbal or written notice, or any issue, including but not limited to the matters discussed hereinabove.

12.          Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment, and Lender’s agreement to forbear set forth in Section 9 above, are subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

(a)           Lender shall have received this Amendment, duly executed by Borrower;

(b)           Except for the Existing Defaults, no Event of Default or Default shall have occurred and be continuing; and

(c)           Except for the Existing Defaults, all of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

13.          Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender that:

(a)           Except for the Existing Defaults, no Event of Default or Default is continuing;

(b)           Except for the Existing Defaults, all of the representations and warranties set forth herein and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

(c)           This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

14.          Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

15.          Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

16.          No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default, including the Existing Defaults, whether or not known to Lender and whether or not existing on the date of this Amendment.

17.          Release.

(a)           Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(b)           Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

18.          Reaffirmation of the Agreement. The Agreement as amended hereby and the Loan Documents remain in full force and effect.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

SYSOREX USA,
formerly known as Lilien Systems, a California corporation

By:	/s/ Nadir Ali
Name: Title:	Nadir Ali Chairman

SYSOREX GOVERNMENT SERVICES, INC.,
a Virginia corporation

By:	/s/ Wendy Loundermon
Name: Title:	Wendy Loundermon President and Chief Financial Officer

SYSOREX GLOBAL,
formerly known as Sysorex Global Holdings Corp.,
a Nevada corporation

By:	/s/ Nadir Ali
Name: Title:	Nadir Ali President

[signatures continue on the following page]

WESTERN ALLIANCE BANK,
a Arizona corporation

By:	/s/ David Feiock
Name: Title:	David Feiock Vice President

EXHIBIT A
TO
AMENDMENT NUMBER SIX TO BUSINESS FINANCING AGREEMENT

AND FORBEARANCE AGREEMENT